UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                         HomeSeekers.com, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                              HomeSeekers.com LOGO


                          HomeSeekers.com, Incorporated
                       6490 S. McCarran Blvd., Suite D-28
                               Reno, Nevada 89509

                                                                     May 1, 2000

Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000 at 9:00 a.m., Pacific time, at the Atlantis Resort, 3800 South Virginia Street, Reno, Nevada 89502.

         The following pages include a formal notice of the meeting and the Proxy Statement. The Proxy Statement describes various matters on the agenda for the meeting. After we conclude the formal part of the meeting, we will discuss the Company's financial performance last year, the progress made in meeting important strategic objectives and other items of general interest. We will be pleased to answer any questions that you might wish to raise at the meeting.

         We encourage you to attend in person. If that is not possible, please sign and return the enclosed proxy card as soon as possible. Otherwise, your vote cannot be counted.


                                           Sincerely,


                                           HomeSeekers.com LOGO



                                           Gregory L. Costley
                                           Chairman and Chief Executive Officer

                          HomeSeekers.com, Incorporated
                       6490 S. McCarran Blvd., Suite D-28
                               Reno, Nevada 89509
                    Notice of Annual Meeting of Stockholders
                             To Be Held May 24, 2000



To the Stockholders of HomeSeekers.com, Incorporated (the "Company"):

         Notice is hereby given that the Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held at the Atlantis Resort, 3800 South Virginia Street, Reno, Nevada, 89502, on Wednesday, May 24, 2000 at 9:00 a.m., Pacific time, for the following purposes:

                  1. To elect three directors to serve two years and until their successors are elected;

                  2. To ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending June 30, 2000;

                  3. To approve an amendment to the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder from 5,500,000 to 11,500,000 shares;

                  4. To approve certain option grants to employees and officers of the Company; and

                  5. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 14, 2000 are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments thereof. If you do not expect to attend the meeting in person, please sign and return the accompanying proxy card in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.

                                             By order of the Board of Directors,


                                             HomeSeekers.com LOGO


                                             Gregory L. Costley
                                             Secretary

Reno, Nevada
May 1, 2000

                          HomeSeekers.com, Incorporated

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the holders of the Company's common stock, $.001 par value (the "Common Stock"), in connection with the Annual Meeting and all postponements or adjournments thereof. This notice of the Annual Meeting and proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-KSB are first being mailed to stockholders on or about May 1, 2000 for the purposes set forth in the notice of the Annual Meeting. The Company's Annual Report on Form 10-KSB contains the information required by Rule 14a-3 under the Securities Exchange Act of 1934 (the "Exchange Act").
                                     GENERAL

         Only holders of record of shares of Common Stock at the close of business on April 14, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof. At the close of business on the Record Date, there were 18,400,456 shares of Common Stock outstanding, each of which is entitled to one vote on each matter to be acted upon at the Annual Meeting. A majority of these shares will constitute a quorum for the transaction of business at the Annual Meeting.

         If the accompanying proxy card is properly signed and returned to the Company and is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote: (i) for the election as director of all of the nominees proposed by the Board of Directors; (ii) for ratification of the appointment of Ernst & Young LLP, as the Company's independent public auditors for the fiscal year ending June 30, 2000; (iii) to approve an amendment to the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 5,500,000 to 11,500,000 shares; and (iv) for the approval of certain option grants to employees and officers of the Company. Because the Company did not receive notice of any matter intended to be raised by a stockholder at the Annual Meeting a reasonable time before mailing the proxy materials, the persons designated as proxy holders in the proxy card will vote the shares represented thereby, with regard to all other matters, as recommended by the Company's Board of Directors or, if no such recommendation is given, in their own discretion. Proxy cards that are properly signed and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Company's Board of Directors. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Annual Meeting and requests to vote in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

         The Company will bear the cost of soliciting proxies in the enclosed form. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

         Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of the Company, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Because abstentions will be counted for purposes of determining the shares present or represented at the Annual Meeting and entitled to vote, abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the election of directors, but broker/dealers may not vote such shares on certain other matters, which typically include transactions related to mergers, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers that have not been voted on certain matters as described above in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming presence of a quorum, will not affect whether any proposal is approved at the Annual Meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Certificate of Incorporation and Bylaws of the Company provide that the Company's Board of Directors is to be divided into two classes of directors, each of which holds office for a term of two years. Shares represented by the accompanying proxy will be voted for election of the three nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

         Three nominees are named in this Proxy Statement. If elected, the directors will serve two-year terms expiring at the Annual Meeting of Stockholders following the fiscal year ending June 30, 2001 or until their successors have been duly elected and qualified or such director's earlier resignation or removal. The Board of Directors has nominated three incumbent directors, Greg Johnson, Douglas Swanson, and John Giaimo, for election to the Board. Mr. Johnson has served as a director since 1988, Mr. Swanson has served as a director since 1996, and Mr. Giaimo has served as a director since 1996.

         The following sets forth information concerning the age and terms of service of each of the nominees and directors continuing in office:

                     Nominees for Election for Two-Year Term

Name                                                   Age      Director Since
----                                                   ---      --------------

Greg Johnson..........................                  47           1988
Douglas Swanson.......................                  57           1996
John Giaimo...........................                  46           1996


         Directors Whose Terms Expire at the Annual Meeting Following the Fiscal Year Ending June 30, 2000

Name                                                   Age      Director Since
----                                                   ---      --------------

Bradley N. Rotter.....................                  44           1999
David Holmes .........................                  44           1999
Gregory L. Costley....................                  46           1999

Required Vote

     Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted towards a nominee's total.

                    The Board of Directors recommends a vote
              for the election of each of the nominated directors.

Overview of the Board of Directors

         Gregory L. Costley joined the Company as Chairman of the Board, Chief Executive Officer, Secretary and Treasurer in August 1999. Mr. Costley was previously employed for eleven years by the Dole Food Company, Inc. ("Dole"), an international producer and marketer of food and related products. From September 1996 to August 1999, he served as President of Dole's North American Fruit Operations group. Mr. Costley is Mr. Swanson's brother-in-law.

         John Giaimo has served as President and Chief Operating Officer and a Director since August 1996. He was the President and CEO of Visual Listings, Inc., an Internet real estate content provider, from July 1990 to its acquisition by HomeSeekers.com, in May 1996. Mr. Giaimo filed for personal bankruptcy under Chapter 7 of the U.S. Bankruptcy Code that became final in September 1996 and involved three computer stores where he was the sole proprietor.

         David Holmes has served as a director of HomeSeekers.com since March 1999. Mr. Holmes has served as President and CEO of Nevada Agency and Trust, a manager of taxable individual and trust assets, since October 1999. He served as Vice President and Portfolio Manager of Whittier Trust Company of Nevada Inc. from 1995 to October 1999. From 1990 to 1994, Mr. Holmes managed assets for high net worth individuals for Morgan Stanley & Co. Incorporated, a diversified financial services company.

         Greg Johnson currently serves as Chief Technology Officer. Mr. Johnson founded the Company, and has served as a Director since 1988. He served as Chairman of the Board from August 1996 to August 1999, Chief Executive Officer from September 1996 to August 1999 and President from 1988 to August 1996. He has been involved in all phases of the Company's management. Mr. Johnson is a licensed real estate broker/agent in Nevada and has extensive experience in marketing and selling real estate.

         Bradley N. Rotter has served as a director of HomeSeekers.com since March 1999. Since 1992, Mr. Rotter has served as Chairman of the Board of Point West Capital Corporation ("Point West"), a specialty financial services company. Mr. Rotter is also the managing member of The Echelon Group of Companies, LLC, which provides investment and financial services. He was the principal shareholder of The Echelon Group Inc., a financial services company that was merged into Point West in 1995, and served as Chairman of the Board of that company from 1988 until the merger with Point West.

         Douglas Swanson has served as Vice Chairman of the Board and Executive Vice President of the Company since October 1995. From September 1990 to October 1995, Mr. Swanson served as Chairman of Remington-Fox, Inc. a company he formed that was engaged in the business of medical transcribing. Remington-Fox Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy code in June 1996 and is no longer in operation. Because of personal guarantees associated with Remington-Fox, Mr. Swanson filed for personal bankruptcy protection under Chapter 11 in June 1996. Mr. Swanson is Mr. Costley's brother-in-law.

Compensation of Directors

         Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at Board of Director's meetings, but receive no set fees or benefits as directors. An independent director may receive certain warrants upon acceptance of the position as a director. Mr. Rotter and Mr. Holmes were each granted a warrant to purchase 150,000 shares upon becoming directors on March 15, 1999. The warrants vest and become exercisable to the extent of one-third of the shares covered thereby on each of the first three anniversaries of March 15, 1999. The exercise price for the warrants is $4.00 per share, which was the fair market value of the Common Stock on March 15, 1999.

Committees and Meetings

         The Company has standing Audit and Compensation Committees. The Company does not have a Nomination Committee.

         Audit Committee. The Audit Committee was established on May 4, 1999 and is currently comprised of Messrs. Swanson, Rotter and Holmes. The functions of the Audit Committee are to recommend annually to the Company's Board of Directors the appointment of the independent public auditors of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the Company's independent public auditors, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of the independent directors of the Company) transactions, if any, with affiliated parties.

         Compensation Committee. The Compensation Committee was established on May 4, 1999 and is currently comprised of Messrs. Rotter, Holmes and Johnson. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all of the Company's executive officers and other key management employees, review, approve and recommend to the Company's Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer the Company's stock option and incentive equity plans.

         During fiscal 1999, six meetings of the Board of Directors were held, no meetings of the Audit Committee were held (the Audit Committee was established on May 4, 1999) and no meetings of the Compensation Committee were held (the Compensation Committee was established on May 4, 1999). All directors attended at least 75%, in the aggregate, of the number of meetings of the Board of Directors and the committees of which they were members during their periods of service as directors and committee members in fiscal 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and holders of 10% or more of the outstanding Common Stock (collectively, "Reporting Persons") to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Common Stock with the SEC. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of
Section 16(a) reports furnished to the Company for fiscal 1999 and written representations from Reporting Persons that no other reports were required, the Company believes that all the Reporting Persons complied with all applicable filing requirements during fiscal 1999 with the exception of Mr. Rotter and Mr. Holmes who filed their Form 3's late.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 29, 2000 by (a) persons owning of record or known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each of the Named Executive Officers (as defined under "Executive Compensation" below) and (d) all current directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be, or has been derived from documents filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, the address of each beneficial owner of more than five percent of the Common Stock is 6490 S. McCarran Blvd., Suite D-28, Reno, Nevada 89509

                                                                          Shares
                                                                       Beneficially            Percentage
Name                                                                     Owned (1)         Beneficially Owned
----                                                                     ---------         ------------------
Kern Capital Management, LLC ......................................        911,300                5.1%
  114 West 47th Street,
  Suite 1926 NY, NY 10036
Gregory L. Costley (2).............................................        108,818                  *
John Giaimo (3)....................................................        795,807                4.4%
David Holmes (4)...................................................         50,000                  *
Greg Johnson (5)...................................................      1,386,907                7.7%
Bradley N. Rotter (6)..............................................        383,333                2.1%
Douglas Swanson (7)................................................      1,325,835                7.4%
All directors and executive officers
 as a group (7 persons)............................................      4,070,700               22.6%

                                                                              (Footnotes on next page)

(Footnotes from previous page)

----------------

*     Less than one percent.

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares of Common Stock beneficially owned. All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act.
(2) Mr. Costley became Chairman of the Board and Chief Executive Officer of the Company on August 23, 1999. Includes options to purchase 100,375 shares.
(3) Mr. Giaimo is President, Chief Operating Officer and a Director of the Company. Includes options to purchase 610,014 shares. Includes 61,833 shares and options owned by Melinda Giaimo, the wife of Mr. Giaimo and an employee, and 5,315 shares owned by the children of Mr. Giaimo.
(4) Mr. Holmes was elected Director of the Company on March 15, 1999. Includes warrants to purchase 50,000 shares.
(5) Mr. Johnson was Chairman of the Board and Chief Executive Officer of the Company until August 23, 1999. At that time, Mr Johnson became Chief Technology Officer and remains a Director. Includes options to purchase 915,345 shares.
(6) Mr. Rotter was elected Director of the company on March 15, 1999. Includes warrants to purchase 50,000 shares. Mr. Rotter is the Chairman of Point West Ventures, L.P., which is beneficial owner of 246,500 shares. Mr. Rotter disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.
(7) Mr. Swanson is Vice Chairman of the Board and Executive Vice President of the company. Includes options to purchase 1,051,306 shares. Includes 5,000 shares owned by Derek Swanson, the son of Mr. Swanson.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides information relating to compensation for the fiscal years ended June 30, 1999, 1998 and 1997 for the Company's chief executive officer and the other most highly compensated executive officers of the Company whose total salary and bonus (as determined pursuant to SEC rules) exceeded $100,000 (determined by reference to fiscal year 1999) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities provided to the Company.

                                                                                     Long-Term
                                                                                   Compensation
                                               Annual Compensation                     Awards
                                      ---------------------------------------  ---------------------
                                          (1)                  Other Annual    Securities Underlying    All Other
                             Year     Salary ($)  Bonus ($)  Compensation ($)         Options         Compensation
                             ----     ----------  ---------  ----------------  ---------------------  ------------
Greg Johnson (2)...........  1999     177,047             -           -              204,000               -
  Chief Executive Officer,   1998     141,546             -           -                    -               -
  Treasurer and Secretary    1997      90,769             -           -              200,000               -

John Giaimo................  1999     174,047             -           -              204,000               -
  President and Chief        1998     141,546             -           -                    -               -
  Operating Officer          1997      90,769        50,000           -              200,000               -

Douglas F. Swanson.........  1999     177,047             -           -              404,000               -
  Executive Vice President   1998     141,546             -           -              250,000               -
                             1997      91,503             -           -              200,000               -

--------------------

(1) This amount includes a monthly automobile allowance for each officer of $600.
(2) Mr. Johnson was Chairman of the Board and Chief Executive Officer of the Company until August 23, 1999. At that time, Mr. Johnson became Chief Technology Officer and remains a Director.

Subsequent to Year End

         On August 23, 1999, Gregory L. Costley joined the Company as Chairman of the Board, Chief Executive Officer, Secretary and Treasurer. On September 15, 1999, James A. Dykstra joined the Company as Chief Financial Officer. The terms of their compensation may be found in the employment agreements section.

Stock Option Grants in Last Fiscal Year

         The table below provides information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 1999.

                                   Number of    Percent of Total                               Potential Realizable
                                    Securities       Options                                      Value at Assumed
                                   Underlying      Granted to       Exercise or                Annual Rates of Stock
                                     Options      Employees in      Base Price     Expiration  Price Appreciation for
                                   Granted (#)   Fiscal Year (%)   (per share) ($)    Date        Option Term (1)
                                 -------------  ----------------   --------------- ---------- ------------------------
                                                                                                 5%             10%
                                                                                              ---------      ---------
Greg Johnson...................    100,000(2)          7.9%             5.31        6/22/04     $146,706      $324,181
                                   100,000(2)          7.9%             2.38        9/24/03      $65,755      $145,301
                                     4,000(3)          0.3%             8.81             (4)      $8,702       $19,101

John Giaimo....................    100,000(2)          7.9%             5.31        6/22/04     $146,706      $324,181
                                   100,000(2)          7.9%             2.38        9/24/03      $65,755      $145,301
                                     4,000(3)          0.3%             8.81             (4)      $8,702       $19,101

Douglas F. Swanson.............    100,000(2)          7.9%             5.31        6/22/04     $146,706      $324,181
                                   300,000(2)         23.7%             2.38        9/24/03     $197,265      $435,904
                                     4,000(3)          0.3%             8.81             (4)      $8,702       $19,101

                                                                                               (Footnotes on next page)

(Footnotes from previous page)

------------------

(1) Based on applicable option terms and annual compounding, the 5% and 10% calculations are set forth in compliance with SEC rules. The appreciation calculations are not intended to forecast the future appreciation, if any, of the Common Stock.

(2)      These options vest immediately.

(3)      These options vest one-twelfth each quarter over three years.

(4)      These options expire three years after the quarter in which they vest.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/ SAR Values

         The following table sets forth information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended June 30, 1999 by each person named in the Summary Compensation table and the unexercised options held as of June 30, 1999.

                                                                    Number of Securities
                                                                          Underlying          Value of Unexercised
                                                                         Unexercised               In-the-Money
                                                                      Options At Fiscal         Options at Fiscal
                                                                          Year End (#)            Year End ($)(1)
                                        Shares           Value           Exercisable/              Exercisable/
                                       Acquired (#)    Realized ($)     Unexercisable             Unexercisable
                                       ------------    ------------     -------------             -------------
Greg Johnson                               11,988        37,463       914,012/8,000                2,578,959/0
John Giaimo                                 7,918        24,744       667,082/8,000                1,769,029/0
Douglas Swanson                            91,970       306,156     1,309,030/4,000                3,692,618/0

--------------------

(1) Value is calculated by multiplying the number of shares of Common Stock underlying the stock option by the difference between the closing price of a share of Common Stock on June 30, 1999 on The Nasdaq SmallCap Stock Market ($4.75 per share) and the exercise price of the stock option.

Employment Agreements

         The Company entered into employment agreements with Greg Johnson, Chief Technology Officer, Douglas Swanson, Vice Chairman of the Board and Executive Vice President, and John Giaimo, President. Each agreement became effective on March 9, 1999 and has a term ending on March 8, 2004. The agreements provide for automatic renewal by mutual agreement of the parties. The agreements also provide that each of these officers will be nominated for election as a member of the board of directors during the term of the agreements. Under the agreements, each of these executive officers is entitled to:

         -   a base salary of $144,000 per year;
         - an annual cash bonus in an amount equal to four percent of pre-tax earnings as stated in the annual audit;
         - additional compensation as determined by the compensation committee designated by the Board of Directors;
         - an annual grant of an option to purchase shares of our common stock in an amount equal to four percent of pre-tax earnings as stated in the annual audit, at a price equal to the closing bid price for the common stock at the time of grant;
         - a grant of an option to purchase 500,000 shares of Common Stock at an exercise price equal to the closing bid price for the Common Stock on June 23, 1999, of $5.31 per share. The option vests 100,000 on the date of the grant, and thereafter annually on June 23 for the next four years. Proposal No. 4 includes 400,000 shares related to this grant for each of these executive officers;
         - compensation equal to that received by other directors for any period during which that employee serves as a director;

         -   medical benefits equal to those received by other employees;
         -   a monthly automobile allowance of $600; and
         -   certain reimbursable expenses.

         Under the agreements, each executive officer may terminate his employment voluntarily for any reason, at which time all salary and other benefits provided to that employee will terminate. The agreement also provides that if the Company terminates the employee's employment prior to expiration for any reason other than a "change-in-control," the Company must pay that employee a termination or severance salary equal to five years of the annual base salary earned by that employee immediately prior to termination and the terminated employee may, in his sole discretion, accelerate the termination or severance payment. Each agreement provides that if a change-in-control occurs, the Company must pay the employee his highest annual salary during the term of his employment plus the largest amount awarded to that employee as a cash bonus, multiplied by five, if he:

         - is terminated involuntarily for any reason other than for "cause," death, disability or attainment of the normal retirement date; or
         - voluntarily terminates his employment because of a change in his duties, position, salary or location, a reduction in responsibility or a good faith determination by the employee that he cannot effectively perform his duties due to the "change-in-control."

         Under the agreements, a "change-in-control" is deemed to have occurred when:

         - a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares having more than fifty percent of the total number of votes that may be cast by holders of the Company's capital stock upon any corporate action proposed to the shareholders for approval or adoption; or
         - as a result of, or in connection with, any cash tender or securities exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing, the persons who were directors before the transaction no longer constitute a majority of the Company's Board of Directors or the board of the successor.

         The Company has also entered into an employment agreement with Gregory
L. Costley that became effective on August 23, 1999 for a term ending on August 22, 2002. The agreement provides that Mr. Costley will serve as the Chief Executive Officer and will be nominated for election as the Chairman of the Board of Directors during the term of the agreement. Under his agreement, Mr. Costley is entitled to:

         -   a base salary of $200,000 per year;
         - a signing bonus of $40,000 within two weeks of establishing Nevada residence, as required by the agreement;
         -   additional bonus payments as the Board of Directors may see fit;
         -   reasonable moving expenses in an amount not to exceed $45,000;
         - a grant of an option to purchase 300,000 shares of common stock at an exercise price per share equal to the closing bid price for the Common Stock on the date that Mr. Costley's agreement became effective ($7.94), which vests and becomes exercisable to the extent of one-third of the shares covered as of the date of the agreement and the next two anniversaries of the date of grant, except that the option will vest immediately upon an involuntary termination or a "change-in-control," which term has the same definition as under the employment agreements for Messrs. Swanson, Johnson and Giaimo;
         - an additional option to purchase 100,000 shares of common stock (to be priced at $17.94, $27.94 etc.) for every $10 increase in stock price from the closing bid price on the date Mr. Costley's agreement became effective ($7.94) that stays at the higher level for a period of 90 days thereafter, with a term of three years from the date of grant;

         - compensation equal to that received by other directors for any period during which Mr. Costley serves as a director;

         -   medical benefits equal to those received by other employees;
         -   a monthly automobile allowance of $600; and
         -   certain reimbursable expenses.

         Under his agreement, Mr. Costley may terminate his employment voluntarily for any reason, at which time all salary and other benefits provided to Mr. Costley will terminate. The agreement also provides that if the company terminates Mr. Costley's employment prior to expiration for any reason other than for change-in-control, the Company must pay Mr. Costley a termination or severance salary equal to one year of the annual base salary earned by Mr. Costley immediately prior to termination, which termination or severance payment may be accelerated in Mr. Costley's sole discretion upon termination. If a change-in-control occurs, the Company must pay Mr. Costley his highest annual salary during the term of his employment plus the largest aggregate amount awarded to Mr. Costley as a cash bonus, if he:

         - is terminated involuntarily for any reason other than for "cause," death, disability or attainment of the normal retirement date; or
         - voluntarily terminates his employment because of a change in his duties, position, salary or location, a reduction in responsibility or a good faith determination by Mr. Costley that he cannot effectively perform his duties due to the change in control.

         The Company has also entered into an employment agreement with James A. Dykstra, our Chief Financial Officer. The agreement became effective on September 15, 1999 for a term that ends on September 14, 2001. Under the agreement, Mr. Dykstra is entitled to:

         -   a base salary of $86,200 per year;
         - an option to purchase 60,000 shares of common stock at an exercise price per share equal to the closing bid price per share on the date that Mr. Dykstra's agreement became effective ($11.81), with a term of three years from the date of grant. The option vests 20,000 shares on the date of the agreement, 20,000 shares on the first anniversary of the agreement, and 20,000 shares on the second anniversary of the agreement;
         - welfare and retirement benefits to the extent provided to peer employees;
         -   various reimbursable expenses.

         Under the agreement, the Company has the right to terminate Mr. Dykstra's employment upon disability and for "cause." In addition, the Company may terminate Mr. Dykstra's employment for any reason upon 30 days written notice. Upon termination, the Company will be obligated to pay to Mr. Dykstra, if we have not already done so:

         -   the prorated portion of his salary through the date of termination;
         -   earned and accrued bonus or incentive payments;
         - any reimbursable expenses to which Mr. Dykstra is entitled under the agreement.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee currently consists of Messrs. Rotter, Holmes and Johnson. Mr. Johnson is an officer of the Company. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Compensation Committee Report On Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") was comprised of Messrs. Rotter, Holmes and Johnson during fiscal year 1999. The Board of Directors has delegated to the Committee the authority to determine the compensation of the Company's executive officers and other key management employees.

         The Committee's primary objective is to ensure that the Company's compensation policies attract, motivate and retain qualified managers in a manner consistent with maximization of stockholder value. The Company's compensation is structured philosophically on a "pay for performance" foundation and thus recognizes the desirability of compensation directed specifically to motivate and reward executive managers for achieving both short-term and long-term performance objectives. Compensation is comprised of three major components: base salary, incentive bonus and stock options.

     Base Salary

         Base salaries are determined in the context of an individual's responsibilities and competitive benchmarking. Base salaries are reviewed annually on employment anniversary dates and adjusted on the basis of individual performance and competitive considerations. In making base salary adjustments, the Committee considers an individual's performance, especially the effective discharge of assigned responsibilities and the leadership and motivation provided to subordinates.

         During 1999, base salaries for executive officers were increased an average of 24%. In making salary decisions for 1999, consideration was given to the effects of inflation and certain subjective criteria, including competitive market conditions for executive compensation and the Committee's evaluation of each executive officer's performance of his duties since the officer's last evaluation.

     Incentive Bonus Compensation

         During 1999, no incentive bonuses were paid to executive officers.

     Stock Option Grants

         The Committee seeks to ensure that the executive officers of the Company focus attention on long-term objectives, including maximization of value for stockholders. The Committee believes that stock options are an appropriate compensation tool to motivate and reward executive managers for long-term performance. The Committee believes that the Common Stock price is an appropriate index of long-term value creation by the management group. Stock options are generally granted to each individual who becomes an executive officer. These stock options have generally been granted pursuant to various stock option plans maintained by the Company. See "Stock Option/SAR Grants."

         From time to time, the Committee grants stock options to key employees as an incentive for long-term performance. During the fiscal year ended June 30, 1999, Mr. Johnson was awarded option grants covering a total of 204,000 shares; Mr. Giaimo was awarded option grants covering a total of 204,000 shares; and Mr. Swanson was awarded option grants covering a total of 404,000 shares (See "Stock Option/SAR Grants" for additional information).

       Compensation of Chief Executive Officer

         Mr. Johnson served as the Company's Chief Executive Officer during 1999, and through August 23, 1999. At that date, Mr. Costley joined the Company as Chairman and Chief Executive Officer. The Company is obligated to pay Mr. Costley a minimum annual base salary of $200,000 pursuant to his employment agreement. Mr. Costley also received an option to purchase 300,000 shares of Common Stock in August 1999 as an incentive for long-term performance. Please refer to the "Employment Agreements" section for a description of Mr. Costley's employment agreement.

        Compensation of Current Chief Executive Officer

         In connection with Mr. Costley's agreeing to become Chief Executive Officer, Treasurer, and Secretary in August 1999, The Board of Directors approved his employment agreement, the terms of which are described above under the caption "Employment Agreements." In negotiating Mr. Costley's employment agreement, representatives of the Board reviewed information and recommendations provided to the Board by an executive search firm retained to assist the Company in its search for a Chief Executive Officer, market data regarding comparable chief executive officer compensation (such information having been provided to the Board by the executive search firm or otherwise known to individual members of the Board), the Board's subjective perception of Mr. Costley's leadership potential and various issues raised by Mr. Costley during negotiations.

       Limitations on Deductibility

         In 1993, changes were made to the federal corporate income tax law that limit the ability of public companies to deduct compensation in excess of $1 million paid annually to each of the chief executive officer and the other four most highly compensated executive officers. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Committee and approved by the Company's stockholders. It is the Committee's policy to seek to qualify executive compensation for deductibility where practicable and to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Company believes that, based upon current compensation levels, compensation paid in 1999 should be fully deductible.


Submitted by:

Greg Johnson
Bradley N. Rotter
David Holmes

Performance Graph

         The Company's Common Stock began trading publicly on December 23, 1994. The following graph compares the cumulative total return to holders of Common Stock (no dividends have been paid) with that of the Nasdaq-USA Index and that of the Nasdaq-Computer and Data Processing Services Stocks Index from December 23, 1994 to June 30, 1999. The graph assumes a $100 investment at December 23, 1994 and reinvestment of dividends for the indices indicated.



                                 GRAPH OMMITTED


Other Transactions

         Webquest International, Inc.

         In January 1997 the Company entered into a Licensing and Marketing Agreement for technical support with WebQuest International, Inc. ("WebQuest"), a company related by common shareholders. The Company was to receive royalties at varying rates based upon actual sales, $58,333 per month for licensing fees, $20,000 per month for day-to-day management and operations, management consulting at $125 per hour, and customer service at $.50 per customer call. The revenues earned under this agreement totaled $700,000 as of September 1998. At that time, the Company agreed to accept 700,000 shares of WebQuest stock in payment of the outstanding balance.

         In March 1999 the Company sold 400,000 shares of WebQuest stock at $1.50 per share in a private transaction.

         In May 1999 the Company received 100,000 shares valued at $1.00 per share to terminate the Licensing Agreement and for the purchase of the technology rights.

         In October 1999 the Company received 400,000 shares of WebQuest stock as payment for $153,500 in accounts receivable for custom programming, repayment of a $50,000 note receivable plus $3,797 of accrued interest, and $192,703 as a fee to terminate the royalty provision of the previous contract. These shares were valued at $1.00 per share.

         During March 2000 the Company sold 54,300 shares of Webquest stock at an average price of $1.72 per share realizing $100,396 of net proceeds.

         Loans to Management

         In May 1999 the Company loaned John Giaimo, the President, $50,000 at 12% interest per annum. The note was due July, 2000. The $50,000 principal amount was repaid on February 11, 2000, and the interest was forgiven. On April 18, 2000, the Company loaned Mr. Giaimo $70,000 at 12% interest per annum due June 30, 2000.

         In March 2000 the Company advanced Douglas Swanson, the Executive Vice President, $319,637 for the payment of tax withholding on option exercises at 12% interest per annum.

         Loans from Management

         Greg Johnson, the Company's Chief Executive at the time, loaned the Company $100,000 during December 1998 at 12% interest per annum. The loan and accrued interest were repaid to Mr. Johnson during January 1999.

         William Tomerlin, formerly an owner of more than 5% of the Company's outstanding common stock, loaned the Company $40,000 during September 1998, $195,000 during December 1998, and $150,000 during January 1999 all at 12% interest per annum. The entire $385,000 including accrued interest was repaid to Mr. Tomerlin during January 1999.

         Loan from Point West Ventures, L.P.

         Bradley N. Rotter, a Director of the Company since March 1999, is the Chairman of Point West Ventures, L.P. ("Point West"). In September 1998, Point West lent the Company $250,000. The annual interest rate for this indebtedness was 14% and amounts outstanding under the loan were collateralized by 700,000 shares of Webquest stock held by the Company. In connection with the loan, the Company granted Point West an initial warrant to purchase 50,000 shares of Common Stock at an exercise price of $2.47 per share. The Company also agreed to grant Point West additional warrants to purchase 50,000 shares of Common Stock at an exercise price of $2.47 per share at the end of each of the Company's fiscal quarters if any principal or interest on the loan remained outstanding at the end of any such quarter.

     The Company repaid $245,000 of principal in January 1999 and the remaining $5,000 of principal in June 1999. The Company paid Point West an aggregate of $9,059 in interest under the loan and granted Point West warrants to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $2.47 per share in connection with this transaction.


                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2000. Prior to this appointment, the Company's independent auditors were Albright, Persing & Associates, Ltd.; Reno, Nevada. Services to be provided to the Company and its subsidiaries by Ernst & Young LLP with respect to the 2000 fiscal year will include consultations on various tax and information services matters. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2000, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

Required Vote

         The ratification of the selection of Ernst & Young LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

                The Board of Directors recommends a vote for the
               Ratification of the selection of Ernst & Young LLP.

                                 PROPOSAL NO. 3
           AMENDMENT TO THE HOMESEEKERS.COM, INCORPORATED AMENDED AND
                        RESTATED 1996 STOCK OPTION PLAN

         At the Annual Meeting, the stockholders are being asked to approve the adoption of an amendment to the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan, adopted by the Board on April 24, 2000, which increases the number of shares reserved for issuance thereunder by a total of 6,000,000 shares of Common Stock.

Required Vote

         Approval of the adoption of the amendment to the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan ("the Plan") requires the affirmative vote of the holders of a majority of shares of Common Stock present or entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

            The Board of Directors recommends a vote for approval of
                            the amendment to the Plan

Plan Activity

         As of April 24, 2000, options to purchase an aggregate of 923,985 shares issued under the Plan had been exercised, and options to purchase 4,369,738 shares were outstanding. Without taking into account the proposed amendment to the Plan or the additional shares discussed in Proposal No. 4, 206,277 shares remained available for future grants as of April 24, 2000.

Description of the Plan and Option Terms

         The following is a summary of the principal provisions of the Plan, but it is not intended to be a complete description of all of the terms and provisions of the Plan. A copy of the Plan will be furnished to any stockholders upon written request to the Secretary of the Company at the principal executive offices of the Company in Reno, Nevada.

         History. The Plan was adopted by the Company's Board of Directors on October 9, 1996 and was approved by the Company's stockholders on December 18, 1996 with a current total of 5,500,000 shares of Common Stock reserved for issuance thereunder.

         Purpose. The purpose of the Plan is to provide additional compensation and incentive to eligible employees, officers, directors, advisors and consultants whose present and potential contributions are important to the continued success of the Company and its subsidiaries, to afford such persons an opportunity to acquire a proprietary interest in the Company and to enable the Company and its subsidiaries to continue to enlist and retain the best available talent for the successful conduct of its business.

         Administration. The Plan is currently administered by the Board. Subject to the terms of the Plan, the Board determines the persons who are to receive awards, the number of shares subject to each award, the terms of such awards and the dates of grants. The Board also has the authority to construe and interpret any of the provisions of the Plan or any options granted thereunder. Such interpretations are binding on the Company and the participants.

         Eligibility. All directors, officers and employees who have been employed by the Company for a continuous period of at least 60 days, advisors and consultants of the Company (or any subsidiary of the Company) are eligible to receive awards under the Plan. The Company may also grant options under the Plan in connection with its assumption or replacement of options issued by another company if the optionee would have been eligible to receive an option under the Plan had the other company applied the rules of the Plan in granting such option. As of April 24, 2000, approximately 306 full-time employees were eligible to receive options under the Plan, except those who are not eligible due to local laws.

         Option Awards. Both incentive stock options ("ISOs"), as defined in
Section 422 of the Internal Revenue Code (the "Code"), and nonqualified stock options ("NQSOs"), may be granted under the Plan. The Board determines whether an option granted under the Plan will be an ISO or a NQSO; provided, however, that only persons who have been employed by the Company or one of its subsidiaries for a continuous period of at least 60 days are eligible to receive ISOs. The Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to note more than $100,000. There is no similar limit on NQSOs granted under the Plan.

         Terms of the Options. Each option granted pursuant to the Plan is evidenced by a stock option grant (the "Grant") issued by the Company. An exercise notice and agreement (the "Exercise Notice") is to be completed by the optionee at the time the option is exercised. The Company does not receive any consideration from an optionee at the time an option is granted. The forms of Grant and the Exercise Notice may be amended by the Board from time to time, subject to the terms of the Plan.

         Subject to the provisions of the Plan, the Board may determine the vesting schedule of each option and the other terms and conditions of exercisability. Options granted under the Plan typically vest quarterly or annually over three to five years starting from the date of grant, although vesting of an option may be accelerated by the Board. The Board also has the discretion to modify, extend or renew outstanding awards and to issue new awards in exchange for the surrender of outstanding awards. The Board also may cause the Company to purchase for cash or shares of Common Stock any option issued under the Plan.

         Generally, ISOs and NQSOs granted under the Plan must be exercised within ten years of the option grant date. Any ISO granted to a person owning 10% or more of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company (a "Ten Percent Stockholder") must be exercised within five years of the option grant date.

         The Board determines the exercise price of each option granted, which is set forth in the Grant. Under the Plan, the exercise price of a NQSO granted to an employee may be no less than 75% of the fair market value per share of the Common Stock on the date the option is granted. In the case of an ISO, the price shall be no less than 100% of the fair market value of a share of Common Stock; provided that, in the case of an ISO granted to a Ten Percent Stockholder, the price shall be no less than 110% of the fair market value of the Common Stock on the date the option is granted. The exercise price of options granted under the Plan, including all applicable withholding taxes, must be paid (1) in cash; (2) by surrender of shares of Common Stock owned by the optionee (or, in the case of withholding taxes, by having the Company withhold from the shares to be issued upon exercise); (3) where permitted by applicable law and approved by the Board, in its sole discretion, in property having a value equal to such purchase price; or (4) by any combination of the foregoing, where approved by the Board in its sole discretion.

         Nontransferability and Termination of Options. Options granted under the Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option may be exercised only by the optionee.

         If an optionee's employment or other association with the Company or a subsidiary is terminated for any reason other than death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, must be exercised by the optionee by the earlier of three months following such termination or the expiration date of the option. If termination is on account of disability, any outstanding option, to the extent exercisable on the termination date, must be exercised by the earlier of one year following such date or the expiration date of the option. If termination is on account of the optionee's death, any outstanding option must be exercised to the extent the option would have been exercisable had the optionee continued his or her relationship with the Company by the earlier of one year after the optionee's death or the expiration date of the option.

         Capital Changes. If the number of outstanding shares of Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or a similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for option grants under the

Plan, the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or stockholders of the Company.

         In general, in the event of the proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company or a merger or tender offer for the Common Stock, the Board shall declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board; provided that not less than 30 days' written notice of the date so fixed (the "Notice Period") shall be given to each optionee, and each such optionee shall have the right, during the Notice Period, to exercise his or her option as to all or any part of the shares of Common Stock covered thereby, including shares of Common Stock as to which such option would not otherwise be exercisable. Notwithstanding the foregoing, in no event shall the term set for purchasing shares of Common Stock set forth in any option be extended.

         Amendment and Termination. The Board may amend or terminate the Plan at any time and in any respect, except that the Board cannot, without the approval of the stockholders of the Company, amend the Plan to increase the aggregate number of shares of Common Stock subject to the Plan or change the categories of persons to whom options may be granted pursuant to the Plan. No amendment to the Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent. Subject to the specific terms of the Plan, the Board may accelerate any option, reduce any applicable exercise price or waive any conditions or restrictions pursuant to such option at any time.

Certain United States Federal Income Tax Information

         General. The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with participation in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participants in the Plan.

Tax Treatment of the Optionee

         Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee's purchase price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the optionee's salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

         Incentive Stock Options. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

         If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee's W-2 form. Income tax withholding on this income is optional. Any additional gain or loss will be long-term or short-term capital gain or loss, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise by the optionee. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions). Long-term capital gain is taxed at a maximum federal income tax rate of 20% rather than the 39.6% maximum rate applicable to other income.

         Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income for alternative minium taxable income up to $175,000 and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances).

         Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of a NQSO by an optionee to the extent that the optionee recognizes ordinary income provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares and will not be entitled to any deduction upon exercise of an ISO.

         ERISA. The Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

                                 PROPOSAL NO. 4
                     OPTION GRANTS TO EMPLOYEES AND OFFICERS

         At the Annual Meeting, the stockholders are being asked to approve the grant of options to purchase an aggregate of 2,307,000 shares of Common Stock. As indicated in the table below, the Board of Directors made stock option awards to certain executive officers named in the Summary Compensation Table and to certain other officers and key employees during fiscal 1999 and 2000. These options are subject to approval of the amendment to the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan at the Annual Meeting. This means that approval of Proposal No. 4 by the stockholders at the Annual Meeting will have no effect if the stockholders do not also approve Proposal No. 3 at the Annual Meeting. Approval of these grants will result in a non-cash expense in the Company's earnings amounting to the difference between the exercise price and the closing market price of the Company's common stock on the approval date multiplied by the applicable shares, which have exercise prices under the closing market price. This amount will be charged to earnings over the vesting periods of the underlying stock options.

          Option Grants Under the Plan Subject to Stockholder Approval

                                                                       Underlying             Weighted Average
             Name and Position                                           Shares                Exercise Price
             -----------------                                           ------                --------------
Greg Johnson - Chief Technology Officer                                  400,000                   $5.31
John Giaimo - Chief Operating Officer                                    400,000                   $5.31
Douglas Swanson - Executive Vice President                               400,000                   $5.31
All executive officers as a group (3 persons)                          1,200,000                   $5.31
Non-executive employees as a group                                     1,107,000                  $12.15

Required Vote

Approval of the option grants to employees and officers requires the affirmative vote of the holders of a majority of shares of Common Stock present or entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

                  The Board of Directors recommends a vote for
            approval of the option grants to employees and officers.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Because the Company did not receive notice of any matter intended to be raised by a stockholder a reasonable time before mailing these proxy materials, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

            STOCKHOLDER PROPOSALS FOR THE FISCAL 2000 ANNUAL MEETING

         The Company intends to hold its next annual meeting of stockholders (the "Fiscal 2000 Meeting") in November 2000. Accordingly, any proposal of a stockholder intended to be presented at the Fiscal 2000 Meeting and to be considered for inclusion in the Company's proxy and proxy statement related to the Fiscal 2000 Meeting must be received by the Secretary of the Company by August 15, 2000, which the Company believes is a reasonable period of time before the Company begins to print and mail its proxy materials for the Fiscal 2000 Meeting in accordance with Rule 14a-8 under the Exchange Act.

         Any stockholder intending to propose any matter at the Fiscal 2000 Meeting but not intending for the Company to include the matter in its proxy statement and proxy for the Fiscal 2000 Meeting must notify the Company by September 15, 2000 of such intention, which the Company believes is a reasonable period of time before it intends to mail its proxy materials for the Fiscal 2000 Meeting in accordance with Rule 14a-4 under the Exchange Act. If the Company does not receive such notice by that date, the notice will be considered untimely. The Company's proxy for the Fiscal 2000 Meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any matter of which the Company does not receive notice by September 15, 2000.

         Notices regarding stockholder proposals should be directed to:
Secretary, HomeSeekers.com, Incorporated, 6490 S. McCarran Boulevard, Suite D-28, Reno, Nevada 89509.


                                           By order of the Board of Directors,

                                           HOMESEEKERS.COM LOGO



                                           Gregory L. Costley
                                           Secretary

May 1, 2000

       This Proxy Is Solicited By and On Behalf Of The Board Of Directors
                          HomeSeekers.com, Incorporated
              Proxy - Annual Meeting of Stockholders - May 24, 2000

         The undersigned, revoking all previous proxies, hereby appoint(s) Gregory L. Costley and John Giaimo as Proxies, with full power of substitution, to represent and to vote all Common Stock of HomeSeekers.com, Incorporated owned by the undersigned at the Annual Meeting of Stockholders to be held at the Atlantis Resort located at 3800 South Virginia Street, Reno, Nevada, on May 24, 2000 at 9:00 A.M., including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the persons named herein will vote thereon in accordance with their best judgment. All powers may be exercised by said Proxies. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

The Board Of Directors Recommends Approval Of Each Of The Following:

1. Election of Directors

         Nominees:       Greg Johnson               For               Against
                         Douglas Swanson            For               Against
                         John Giaimo                For               Against

2.  To ratify the appointment of Ernst & Young LLP as independent auditors

           For               Against

3. To amend the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan

           For               Against

4.  To approve certain option grants to employees and officers

           For               Against

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

         The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

                                     Please sign exactly as name appears below.
                                When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                Dated: _________________________________, 2000


                                -------------------------------------------
                                                                  Signature

                                -------------------------------------------
                                                  Signature if held jointly

                                -------------------------------------------
                                                         (Please print name)

                                -------------------------------------------
                                         (Number of shares subject to proxy)



         Please sign, date and return promptly in the enclosed envelope.